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                                                                      EXHIBIT 24

                         Independent Auditors' Consent



The Board of Directors
Ecogen Inc.:


We consent to the incorporation by reference in the registration statement (No. 33-23767) on Form S-8/S-3, registration statements (No. 33-39687, No. 33-50478 and No. 33-70538) on Form S-8, and registration statements (No. 33-87510, No. 33-45975, No. 33-48020 and No. 33-71854) on Form S-3, of Ecogen Inc. of our
report dated January 24, 1996, except as to the second paragraph of note 17, which is as of January 29, 1996, relating to the consolidated balance sheets of Ecogen Inc. and subsidiaries as of October 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for the year ended October 31, 1995, the ten months ended October 31, 1994 and the year ended December 31, 1993, which report appears in the October 31, 1995 annual report on Form 10-K of Ecogen Inc.


                                        KPMG Peat Marwick LLP


Short Hills, New Jersey
January 29, 1996